UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549
___________

FORM 8-K
___________

CURRENT REPORT
Pursuant To Section 13 OR 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): January 4, 2008

RED ROCK PICTURES HOLDINGS, INC.
 (Exact Name of Registrant as Specified in Charter)

Nevada	000-51601	98-0441032
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8228 Sunset Boulevard, 3rd Floor, Los Angeles, California	90046
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(323) 790-1813

(Former Name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

□ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
□ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14-12)
□ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
□ Pre-commencement communications pursuant to Rule 13-e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 4, 2008, Red Rock Pictures Holdings, Inc. (the “Company”) appointed Ms. Lorraine Evanoff as Chief Financial Officer.

Ms. Evanoff has over nine years experience in public accounting, specifically in facilitating reverse mergers and public offerings. Ms. Evanoff has been Interim Chief Financial Officer of National Lampoon, Inc. since September 2007.  From March 2006 until July 2007, Ms. Evanoff was Director of Finance of Element Films, LLC, a newly established film production subsidiary of SBE Entertainment, and was instrumental in setting up all production and film finance processes.  From April 2005 to March 2006 Ms. Evanoff served as Vice President of Finance and Chief Accounting Officer of National Lampoon, Inc. and was a key participant in the 2005 secondary public offering and registration with the American Stock Exchange.  Ms. Evanoff was Controller of TAG Entertainment Corp., a public company from February 2004 until April 2005 where she was essential to the reverse merger that took the company public.  Prior to working at TAG Entertainment, Ms Evanoff was Controller of ANTs Software Inc., a public company that develops high-performance SQL database management systems until February 2004.  From 1999 to 2002, Ms. Evanoff also held senior treasury analyst and financial analyst posts with Electronic Arts Inc. and Landor Associates, Inc.

Item 9.01 Financial Statement And Exhibit.

(a)	Financial Statements of Business Acquired.

Not applicable.

(b)	Pro Forma Financial Information.

Not applicable.

(c)	Exhibits.

3.1	None.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

RED ROCK PICTURES HOLDINGS, INC.

Dated: January 15, 2008	By:	/s/ Robert Levy
Name: Robert Levy
Title: Chief Executive Officer